Exhibit 10.28

Sales contract of Industrial and Mineral Products

                      Contract No.JY-03
Seller: Second factory, Taiyuan Coal Gasification Co., Ltd                           Address: in the factory
Purchaser: Taiyuan Hongxing Carbon black Co., Ltd                    Date: 01/2008

1. Product name, price, delivery time and quantity

Product Name	Trademark	Model	Manufa-cuturer	Unit	Quantity	Price (RMB)	Amount (RMB)	Remarks
Coal Tar				Ton	1200	2300		1. The price in this agreement is current market price 2. There is 17% tax included in the price.3. The quantity is adjustable based on the output .
Total

2. Quality Standard: YB/T5075-93
3. The conditions and duration of which supplier is responsible for: Within 2 days after the pickup of goods
4. Packaging standards, supply and recycle of packaging materials
5. Random spare, number and supply method of accessories
6. Reasonable wear and tear and method of calculation: It shall be based on the weights calculated from seller
7. Proprietary rights of the products are transferred upon the completion of the weighting, but proprietary rights belong to the seller if the purchaser fails to make the payment.
8. Place and means of delivery: Delivered to the designated place
9. Means of transport, expense for transport and related items
10. Acceptance criteria, methods, date and period: the Quality Standard: YB/T5075-93, the goods shall be stored in separate place and dispute over quality shall be settled within 2 days after the arrival of goods in the purchaser’s warehouse. The seller will not take the responsibility if the goods are mixed with other products in storage and it exceeds the 2 days period stated above.
11. Installation and test of equipment set
12. Means, date and place of settlement: The price is subject to the market condition, and the quantity is determined by the actual number occurred.
13. Means of guaranty (the guaranty agreement could be made in addition to this one )
14. The condition of termination of this contract: The purchase fails to perform according to the agreement within one month and the seller deduct the corresponding amount of goods, the purchase fails to perform for 3 consecutive months.
15. Default responsibility: It shall be settled according to the contract law of PRC
16. The means of dispute solution: It shall be settled through negotiation, or mediated by the business and administrative regulators,or go for
a. arbitration
b. lawsuit
17. The contract valid period: From January 1, 2008 to December 31, 2008
18. Other unspecified issues shall be settled through negotiation.

Supplier: Company Name (Seal): Company Address: Legal Representative: Entrusted agent : Telephone: Opening bank: Bank Account: Zip Code:	Buyer: Company Name: Company Address: Legal Representative: Entrusted agent: Telephone: Opening bank: Bank Account: Zip Code:	Attestation: Attestation Organization Manager Date: